Exhibit 1.1

Oruka Therapeutics, Inc.

(a Delaware Corporation)

9,660,000 Shares of Common Stock

UNDERWRITING AGREEMENT

April 28, 2026

Leerink Partners LLC

TD Securities (USA) LLC

Goldman Sachs & Co. LLC

Stifel, Nicolaus & Company, Incorporated

Guggenheim Securities, LLC

as Representatives of the several Underwriters

c/o Leerink Partners LLC

One Federal Street, 37th Floor

Boston, Massachusetts 02110

c/o TD Securities (USA) LLC

1 Vanderbilt Avenue

New York, New York 10017

c/o Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

c/o Stifel, Nicolaus & Company, Incorporated

787 7th Avenue, 11th Floor

New York, New York 10019

c/o Guggenheim Securities, LLC

330 Madison Avenue

New York, New York 10017

Ladies and Gentlemen:

Oruka Therapeutics, Inc., a Delaware corporation (the “Company”), confirms its agreement (this “Agreement”) with Leerink Partners LLC (“Leerink Partners”), TD Securities (USA) LLC, (“TD Securities”), Goldman Sachs & Co. LLC (“Goldman Sachs”), Stifel, Nicolaus & Company, Incorporated (“Stifel”), Guggenheim Securities, LLC (“Guggenheim Securities”) and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters”) which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for which Leerink Partners, TD Securities, Goldman Sachs, Stifel and Guggenheim Securities are acting as representatives (in such capacity, the “Representatives”), with respect to (i) the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of 9,660,000 shares (the “Firm Shares”) of common stock, par value $0.001 per share, of the Company (“Common Stock”) and (ii) the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 1,449,000 additional shares of Common Stock. The Firm Shares to be purchased by the Underwriters and all or any part of the 1,449,000 shares of Common Stock subject to the option described in Section 2(b) hereof (the “Option Securities”), are referred to herein as the “Securities”. The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Underwriting Agreement (this “Agreement”) has been executed and delivered.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a shelf registration statement on Form S-3 (No. 333-294852), as amended, covering the public offering and sale of certain securities, including the Securities, under the Securities Act of 1933, as amended (the “1933 Act”) and the rules and regulations of the Commission promulgated thereunder (the “1933 Act Regulations”), which shelf registration statement was declared effective on April 10, 2026. Such registration statement, as of any time, means such registration statement as amended by any post-effective amendments thereto to such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B under the 1933 Act Regulations (“Rule 430B”), is referred to herein as the “Registration Statement;” provided, however, that the “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Securities, which time shall be considered the “new effective date” of such registration statement with respect to the Securities within the meaning of paragraph (f)(2) of Rule 430B, including the exhibits and schedules thereto as of such time, the documents incorporated or deemed incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to the Rule 430B. Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein called the “Rule 462(b) Registration Statement” and, after such filing, the term “Registration Statement” shall include the Rule 462(b) Registration Statement. Each preliminary prospectus used in connection with the offering of the Securities, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, are collectively referred to herein as a “preliminary prospectus.” Promptly after execution and delivery of this Agreement, the Company will prepare and file a final prospectus relating to the Securities in accordance with the provisions of Rule 424(b) under the 1933 Act Regulations (“Rule 424(b)”). The final prospectus, in the form first furnished or made available to the Underwriters for use in connection with the offering of the Securities, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, are collectively referred to herein as the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (or any successor system) (“EDGAR”).

As used in this Agreement:

“Applicable Time” means 6:00 P.M., New York City time, on April 28, 2026 or such other time as agreed by the Company and the Representatives.

“General Disclosure Package” means the most recent preliminary prospectus (including any documents incorporated therein by reference) that is distributed to investors prior to the Applicable Time and the information included on Schedule B-1 hereto, all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including without limitation any “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”)) relating to the Securities that is (i) required to be filed with the Commission by the Company, (ii) a “road show for an offering that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the 1933 Act.

“Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the 1933 Act.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include all such financial statements and schedules and other information incorporated or deemed incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, prior to the execution and delivery of this Agreement; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “1934 Act”), incorporated or deemed to be incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be, at or after the execution and delivery of this Agreement.

SECTION 1.	Representations and Warranties.

(a) Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, the Applicable Time, the Closing Time (as defined below) and any Date of Delivery (as defined below), and agrees with each Underwriter, as follows:

(i) Registration Statement and Prospectuses. The Company meets the requirements for use of Form S-3 under the 1933 Act. Each of the Registration Statement and any amendment thereto has become effective under the 1933 Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued by the Commission under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued by the Commission and no proceedings for any of those purposes have been instituted by the Commission or are pending or, to the Company’s knowledge, contemplated by the Commission. The Company has complied with each request (if any) from the Commission for additional information.

Each of the Registration Statement and any post-effective amendment thereto, at the time of its effectiveness and at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) under the 1933 Act Regulations, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each preliminary prospectus, the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations, except that the representations and warranties set forth in this sentence shall not apply to statements in or omissions from the Registration Statement, General Disclosure Package or the Prospectus (or any amendment or supplement thereto, including any prospectus wrapper) made in reliance upon and in conformity with the Underwriter Information (as defined below). Each preliminary prospectus delivered to the Underwriters for use in connection with the offering and the Prospectus was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the “1934 Act Regulations”).

The Registration Statement, any preliminary prospectus and the Prospectus, and the filing of the Registration Statement, any preliminary prospectus and the Prospectus with the Commission have been duly authorized by and on behalf of the Company, and the Registration Statement has been duly executed pursuant to such authorization.

(ii) Accurate Disclosure. Neither the Registration Statement nor any amendment thereto, at its effective time, at the Closing Time or at any Date of Delivery, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the Applicable Time, none of (A) the General Disclosure Package, nor (B) any individual Written Testing-the-Waters Communication, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this sentence do not apply to Underwriter Information. Neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), at the Closing Time or at any Date of Delivery, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this sentence do not apply to Underwriter Information. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, at the time the Registration Statement became effective or when such documents incorporated by reference were filed with the Commission, as the case may be, when read together with the other information in the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the General Disclosure Package or the Prospectus (or any amendment or supplement thereto, including any prospectus wrapper) made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein. For purposes of this Agreement, the only information so furnished shall be the concession figure appearing in the fifth paragraph under the caption “Underwriting” and the information contained in the sixteenth and seventeenth paragraphs under the caption “Underwriting” in each case contained in the Prospectus (collectively, the “Underwriter Information”).

(iii) Ineligible Issuer. The Company is an “ineligible issuer” as defined in Rule 405 in connection with the offering pursuant to Rules 164, 405 and 433 under the 1933 Act. The Company has not, directly or indirectly, offered or sold any Securities by means of any “prospectus” (within the meaning of the 1933 Act) or used any “prospectus” (within the meaning of the 1933 Act) in connection with the offer or sale of the Securities, in each case other than the Registration Statement; the Company has not, directly or indirectly, prepared, used or referred to, and will not, directly or indirectly, prepare, use or refer to, any free writing prospectus in connection with the offer and sale of the Securities for so long as the Company remains an “ineligible issuer”.

(iv) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(v) Authorization and Description of Securities. The shares of Common Stock to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; and the issuance of such shares of Common Stock is not subject to the preemptive or other similar rights of any securityholder of the Company. The Common Stock conforms to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and such description conforms to the rights set forth in the instruments defining the same. No holder of Common Stock will be subject to personal liability by reason of being such a holder.

(vi) No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly satisfied or waived.

(vii) No Material Adverse Change in Business. Except as otherwise stated therein, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiary (as defined below) considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or its Subsidiary, other than those in the ordinary course of business, which are material with respect to the Company and its Subsidiary considered as one enterprise, (C) there have been no material liabilities or obligations, direct or contingent, entered into by the Company or its Subsidiary and (D) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(viii) Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement, the General Disclosure Package and the Prospectus are independent public accountants as required by the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations and the Public Company Accounting Oversight Board (United States).

(ix) Financial Statements; Non-GAAP Financial Measures. The financial statements filed with the Commission as a part of or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly in all material respects the consolidated financial position of the Company and its Subsidiary as of and at the dates indicated and the results of their operations and cash flows for the periods specified. The supporting schedules, if any, present fairly, in all material respects, the information required to be stated therein. Such financial statements and supporting schedules have been prepared in conformity with generally accepted accounting principles as applied in the United States applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto and in the case of unaudited financial statements, which are subject to normal and recurring year-end adjustments and do not contain certain footnotes as permitted by applicable rules of the Commission. Except as included therein, no historical or pro forma financial statements or supporting schedules are required by Regulation S-X to be included in or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus under the 1933 Act or the 1933 Act Regulations. All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus, or incorporated by reference therein, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the 1934 Act, and Item 10 of Regulation S-K, to the extent applicable.

(x) XBRL. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(xi) Incorporation and Good Standing of the Company and its Subsidiary. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement. The subsidiary of the Company (the “Subsidiary”) has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization and has the requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus. Each of the Company and its Subsidiary is duly qualified as a foreign corporation or foreign partnership to transact business and is in good standing under the laws of each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Except as described in the Prospectus, all of the issued and outstanding equity interests of the Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiary listed in Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the most recently ended fiscal year and other than (i) those subsidiaries not required to be listed on Exhibit 21.1 by Item 601 of Regulation S-K under the 1934 Act and (ii) those subsidiaries formed since the last day of the most recently ended fiscal year.

(xii) Capital Stock Matters. The Common Stock conforms in all material respects to the description thereof contained in the Prospectus. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and non-assessable and have been issued in compliance with federal and state securities laws. None of the outstanding shares of Common Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or its Subsidiary other than those accurately described in all material respects in the Registration Statement and the Prospectus. The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Registration Statement and Prospectus accurately and fairly presents in all material respects the information required to be shown with respect to such plans, arrangements, options and rights.

(xiii) Absence of Violations, Defaults and Conflicts. Neither the Company nor its Subsidiary is (A) in violation of its charter, by-laws or similar organizational document, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or its Subsidiary is a party or by which either of them may be bound or to which any of the properties or assets of the Company or its Subsidiary is subject (collectively, “Agreements and Instruments”), except for such defaults that would not, singly or in the aggregate, result in a Material Adverse Effect, or (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or its Subsidiary or any of their respective properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described therein under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or its Subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not, singly or in the aggregate, result in a Material Adverse Effect), nor will such action result in any violation of (i) the provisions of the charter, by-laws or similar organizational document of the Company or its Subsidiary or (ii) any law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity, except, in the case of this subclause (ii), for such violations that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness, prior to its stated maturity, by the Company or its Subsidiary.

(xiv) Absence of Proceedings. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity (including, without limitation, any action, suit proceeding, inquiry or investigation before or brought by the U.S. Food and Drug Administration (the “FDA”) or the European Medicines Agency (the “EMA”)) now pending or, to the knowledge of the Company, threatened, against or affecting the Company or its Subsidiary, which would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect their respective properties or assets or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; and the aggregate of all pending legal or governmental proceedings to which the Company or its Subsidiary is a party or of which any of their respective properties or assets is the subject which are not described in the Registration Statement, the General Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business, would not reasonably be expected to result in a Material Adverse Effect.

(xv) All Necessary Permits, etc. The Company and each Subsidiary possess such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, other than those which the failure to possess or own would not result in a Material Adverse Effect, and neither the Company nor its Subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could result in a Material Adverse Effect.

(xvi) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations, the rules of the NASDAQ Stock Market LLC, state securities laws or the rules of FINRA.

(xvii) Tax Law Compliance. The Company and its Subsidiary have filed all necessary federal, state and foreign income, property and franchise tax returns (or extensions have been duly obtained) and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them except as may be being contested in good faith and by appropriate proceedings or where the failure to do so would not reasonably be expected to result in a Material Adverse Effect. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1(a)(ix) above in respect of all federal, state and foreign income, property and franchise taxes for all periods as to which the tax liability of the Company or its Subsidiary has not been finally determined, except to the extent of any inadequacy that would not reasonably be expected to result in a Material Adverse Effect.

(xviii) Company Not an “Investment Company”. The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Company is not, and after receipt of payment for the Securities will not be, an “investment company” within the meaning of Investment Company Act.

(xix) Insurance. Except as otherwise described in the Prospectus, each of the Company and its Subsidiary are insured by insurers of recognized financial responsibility with policies in such amounts and with such deductibles and covering such risks as are generally deemed prudent and customary for the business for which it is engaged including, but not limited to, policies covering real and personal property owned or leased by the Company and its Subsidiary against theft, damage, destruction, acts of vandalism and earthquakes. The Company has no reason to believe that it or its Subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect.

(xx) Real Property. The Company leases all such real properties as are necessary for the conduct of its operations as presently conducted in all material respects.

(xxi) Accuracy of Exhibits. There are no contracts or other documents which are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described in all material respects or filed as required.

(xxii) No Price Stabilization or Manipulation. Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or to result in a violation of Regulation M under the 1934 Act.

(xxiii) Related Party Transactions. There are no business relationships or related-party transactions involving the Company or its Subsidiary or any other person required by the 1933 Act to be described in the Prospectus which have not been described as required.

(xxiv) No Unlawful Contributions or Other Payments. Neither the Company nor its Subsidiary nor, to the Company’s knowledge, any director, officer, employee, agent, affiliate or other person acting on behalf of the Company or its Subsidiary has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government officials or employees, political parties or campaigns, political party officials, or candidates for political office from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or any applicable anti-corruption laws, rules, or regulations of any other jurisdiction in which the Company or its Subsidiary conducts business; or (iv) made any other unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any person.

(xxv) Compliance with Money Laundering Laws. The operations of the Company and its Subsidiary are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the U.S. Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its Subsidiary conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority, body or any arbitrator involving the Company or its Subsidiary with respect to Anti-Money Laundering Laws is pending, or to the knowledge of the Company, threatened.

(xxvi) Compliance with OFAC.

(A)	Neither the Company nor its Subsidiary, nor any director, officer or employee thereof, nor to the Company’s knowledge, any agent, affiliate, representative, or other person acting on behalf of the Company or its Subsidiary, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is: (i) the subject of any economic, financial or trade sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council, the European Union (“EU”), His Majesty’s Treasury, the Swiss Secretariat of Economic Affairs, or other relevant sanctions authority (collectively, “Sanctions”), nor (ii) located, organized, or resident in a country or territory that is the subject of a U.S. government embargo (including, without limitation, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea Region of Ukraine, the non-government controlled areas of the Zaporizhzhia and Kherson Regions, Cuba, Iran, North Korea and Syria (prior to July 1, 2025)).

(B)	The Company will not, directly or indirectly, use the net proceeds from the issuance of the Securities hereunder, or lend, contribute or otherwise make available such net proceeds to its Subsidiary, joint venture partner or other Person: (i) to fund or facilitate any activities or business of or with any Person that, at the time of such funding or facilitation, is the subject of Sanctions, or in any country or territory that, at the time of such funding or facilitation, is the subject of a U.S. government embargo; or (ii) in any other manner that will result in a violation of Sanctions by any Person (including the Representatives)

(C)	Since April 24, 2019, the Company and its Subsidiary have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any direct or indirect dealings or transactions with any Person that at the time of the dealing or transaction is or was the subject of Sanctions or any country or territory that, at the time of the dealing or transaction is or was the subject of a U.S. government embargo.

(xxvii) Company’s Accounting System. The Company maintains a system of “internal control over financial reporting” (as such term is defined in Rule 13a-15(f) of the General Rules and Regulations under the 1934 Act (the “1934 Act Rules”)) that is designed to comply with the requirements of the 1934 Act and has been designed by their respective principal executive and principal financial officers, or under their supervision, to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company’s internal control over financial reporting is effective. Except as described in the Registration Statement and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (A) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (B) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(xxviii) Disclosure Controls. The Company maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the 1934 Act Rules) that are designed to comply with the requirements of the 1934 Act; such disclosure controls and procedures have been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management to allow timely decisions regarding required disclosure. The Company has conducted evaluations of the effectiveness of its disclosure controls as required by Rule 13a-15 of the 1934 Act.

(xxix) Compliance with Environmental Laws. The Company and its Subsidiary (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits and other Governmental Authorizations required under applicable Environmental Laws to conduct its business and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. None of the Company or its Subsidiary has received since January 1, 2025, any written notice or other communication (in writing or otherwise), whether from a governmental authority or other Person, that alleges that the Company or its Subsidiary is not in compliance with any Environmental Law and, to the knowledge of the Company, there are no circumstances that may prevent or interfere with the Company’s or its Subsidiary’s compliance with any Environmental Law in the future, except where such failure to comply would not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company: (i) no current or (during the time a prior property was leased or controlled by the Company) prior property leased or controlled by the Company or its Subsidiary has received since January 1, 2025, any written notice or other communication relating to property owned or leased at any time by the Company, whether from a governmental authority, or other Person, that alleges that such current or prior owner or the Company or its Subsidiary is not in compliance with or violated any Environmental Law relating to such property and (ii) the Company has no material liability under any Environmental Law.

(xxx) Intellectual Property. The Company and its Subsidiary own, or have rights to use, all material inventions, patent applications, patents, trademarks, trade names, service names, service marks, copyrights, trade secrets, know how (including unpatented and/or unpatentable proprietary of confidential information, systems or procedures) and other intellectual property as described in the Registration Statement and the Prospectus necessary for, or used in the conduct of their respective businesses as currently conducted, or as currently proposed to be conducted (including as described in the Registration Statement and the Prospectus) (collectively, “Intellectual Property”), except where any failure to own, possess or acquire such Intellectual Property has not had, and would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The Intellectual Property of the Company and its Subsidiary has not been adjudged by a court of competent jurisdiction to be invalid or unenforceable, in whole or in part. To the Company’s knowledge: (i) there are no third parties who have rights to any Intellectual Property, including no liens, security interests, or other encumbrances; and (ii) there is no infringement by third parties of any Intellectual Property. No action, suit, or other proceeding is pending, or, to the Company’s knowledge, is threatened: (A) challenging the Company’s or its Subsidiary’ rights in or to any Intellectual Property; (B) challenging the validity, enforceability or scope of any Intellectual Property; or (C) alleging that the Company or its Subsidiary infringes, misappropriates, or otherwise violates any patent, trademark, trade name, service name, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any facts which, in the Company’s view, could form a reasonable basis for any such action, suit, or other proceeding, except, in each case, which, individually or in the aggregate, have not had and would not reasonably be expected to result in a Material Adverse Effect. The Company and its Subsidiary have complied in all material respects with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company or its Subsidiary in all material respects, and to the Company’s knowledge all such agreements are in full force and effect. To the Company’s knowledge, there are no material defects in any of the patents or patent applications included in the Intellectual Property. The Company and its Subsidiary have taken all reasonable steps to protect, maintain and safeguard their Intellectual Property.

(xxxi) Listing. The Firm Shares and the Option Securities have been approved for listing on the Nasdaq Global Market, subject to notice of issuance.

(xxxii) Brokers. Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other payment in connection with the offering of the Securities contemplated by this Agreement.

(xxxiii) No Outstanding Loans or Other Indebtedness. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, there are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees or indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of the members of any of them.

(xxxiv) Lending Relationship. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company (i) does not have any material lending or other relationship with any banking or lending affiliate of any Underwriter and (ii) does not intend to use any of the proceeds from the sale of the Securities to repay any outstanding debt owed to any affiliate of any Underwriter.

(xxxv) Privacy Laws. The Company and its Subsidiary are, and at all prior times were, in material compliance with all applicable state, federal and foreign data privacy and security laws and regulations regarding the collection, use, storage, retention, disclosure, transfer, disposal, or any other processing (collectively “Process” or “Processing”) of Personal Data, including without limitation the Health Insurance Portability and Accountability Act (“HIPAA”), the EU General Data Protection Regulation (“GDPR”) (Regulation (EU) No. 2016/679), all other local, state, federal, national, supranational and foreign laws relating to the regulation of the Company or its Subsidiary, and the regulations promulgated pursuant to such statutes and any state or non-U.S. counterpart thereof (collectively, the “Privacy Laws”). To ensure material compliance with the Privacy Laws, the Company and its Subsidiary have in place, comply with, and take all appropriate steps necessary to ensure compliance in all material respects with their policies and procedures relating to data privacy and security, and the Processing of Personal Data and Confidential Data (the “Privacy Statements”). The Company and its Subsidiary have, except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, at all times provided accurate notice of its Privacy Statements then in effect to its customers, employees, third party vendors and representatives. None of such disclosures made or contained in any Privacy Statements have been materially inaccurate, misleading, incomplete, or in material violation of any Privacy Laws. The execution, delivery and performance of this Agreement or any other agreement referred to in this Agreement will not result in a breach of any Privacy Laws or Policies. Except as would not reasonably be expected to result in a Material Adverse Effect, neither the Company nor its Subsidiary, (i) has received notice of any actual or potential liability under or relating to, or actual or potential violation of, any of the Privacy Laws, and has no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation or other corrective action pursuant to any Privacy Law; or (iii) is a party to any order, decree, or agreement that imposed any obligation or liability under any Privacy Law.

(xxxvi) IT Systems. (i)(x) To the Company’s knowledge, there has been no material security breach or attack or other compromise of or relating to any of the Company’s and its Subsidiary’ information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology (“IT Systems and Data”), and (y) the Company and its Subsidiary have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in any material security breach, attack or compromise to their IT Systems and Data, (ii) the Company and each of its Subsidiary have complied, and are presently in compliance with, in all material respects, all applicable laws, statutes or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority and all industry guidelines, standards, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification and (iii) the Company and each of its Subsidiary have implemented backup and disaster recovery technology consistent with industry standards and practice.

(xxxvii) Export and Import Laws. Each of the Company and its Subsidiary, and, to the Company’s knowledge, each of their affiliates and any director, officer, agent or employee of, or other person associated with or acting on behalf of, the Company has acted at all times in compliance in all material respects with applicable Export and Import Laws (as defined below) and there are no claims, complaints, charges, investigations or proceedings pending or expected or, to the knowledge of the Company, threatened between the Company or its Subsidiary and any Governmental Authority under any Export or Import Laws. The term “Export and Import Laws” means the Arms Export Control Act, the International Traffic in Arms Regulations, the Export Administration Act of 1979, as amended, the Export Administration Regulations, and all other laws and regulations of the United States government regulating the provision of services to non-U.S. parties or the export and import of articles or information from and to the United States of America, and all similar laws and regulations of any foreign government regulating the provision of services to parties not of the foreign country or the export and import of articles and information from and to the foreign country to parties not of the foreign country.

(xxxviii) Outbound Investment Security Program. Neither the Company nor its Subsidiary is a “covered foreign person”, as that term is defined in 31 C.F.R. § 850.209. Neither the Company nor its Subsidiary currently engages, or has plans to engage, directly or indirectly, in a “covered activity”, as that term is defined in in 31 C.F.R. § 850.208 (“Covered Activity”). The Company does not have any joint ventures that engages in or plans to engage in any Covered Activity. The Company also does not, directly or indirectly, hold a board seat on, have a voting or equity interest in, or have any contractual power to direct or cause the direction of the management or policies of any person or persons that engages or plans to engage in any Covered Activity.

(xxxix) Compliance with Health Care Laws. The Company and its Subsidiary are, and at all prior times have operated in, compliance in all material respects with all Health Care Laws to the extent applicable to the business of the Company and its Subsidiary or any of their respective activities. For purposes of this Agreement, “Health Care Laws” means: (i) the Federal Food, Drug, and Cosmetic Act (21 U.S.C. Section 301 et seq.) and the Public Health Service Act (42 U.S.C. Section 201 et seq.), and the regulations promulgated thereunder; (ii) all applicable federal, state, local and foreign health care fraud and abuse laws, including, without limitation, the Anti-Kickback Statute (42 U.S.C. Section 1320a-7b(b)); (iii) HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. Section 17921 et seq.); (iv) the Patient Protection and Affordable Care Act of 2010, as amended by the Health Care and Education Reconciliation Act of 2010; (v) the European Union (“EU”) Clinical Trials Regulation (Regulation (EU) No. 536/2014); (vi) the EU Regulation regarding community procedures for authorization and supervision of medicinal products for human and veterinary use and establishing a European Medicines Agency (Regulation (EC) No. 726/2004); (vii) licensure, quality, safety and accreditation requirements under applicable federal, state, local or foreign laws or regulatory bodies; (viii) all other local, state, federal, national, supranational and foreign laws, relating to the regulation of the Company or its Subsidiary, and (ix) the regulations promulgated pursuant to such statutes and any state or non-U.S. counterpart thereof. Neither the Company nor its Subsidiary has received written or, to the Company’s knowledge, oral notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any court or arbitrator or governmental or regulatory authority or third party alleging that any product operation or activity is in violation of any Health Care Laws nor, to the Company’s knowledge, is any such claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action threatened. The Company and its Subsidiary have filed, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Health Care Laws, and all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and accurate on the date filed in all material respects (or were corrected or supplemented by a subsequent submission). Neither the Company nor its Subsidiary is a party to any corporate integrity agreements, monitoring agreements, consent decrees, settlement orders, or similar agreements with or imposed by any governmental or regulatory authority. Additionally, neither the Company, its Subsidiary nor any of their respective employees, officers, directors, or, to the knowledge of the Company, agents has been excluded, suspended or debarred from participation in any U.S. federal health care program or human clinical research or, to the knowledge of the Company, is subject to a governmental inquiry, investigation, proceeding, or other similar action that could reasonably be expected to result in debarment, suspension, or exclusion.

(xl) Clinical Data and Regulatory Compliance. Except as would not reasonably be expected to result in a Material Adverse Effect: (i) the preclinical tests and clinical trials, and other studies used to support regulatory approval (collectively, “studies”) being conducted by or on behalf of, or sponsored by, the Company or its Subsidiary that are described in, or the results of which are referred to in, the Registration Statement and the Prospectus were and, if still pending, are being conducted in all material respects in accordance with the protocols, procedures and controls designed and approved for such studies and with standard medical and scientific research procedures; (ii) each description of the results of such studies is accurate and complete in all material respects and fairly presents the data derived from such studies, and the Company and its Subsidiary have no knowledge of any other studies the results of which are required to be disclosed in accordance with the 1934 Act and are inconsistent with, or otherwise call into question, the results described or referred to in the Registration Statement and the Prospectus; (iii) the Company and its Subsidiary have made all such filings and obtained all such approvals as may be required by the FDA or from any other U.S. federal, state or local government or foreign government or Drug Regulatory Agency, or Institutional Review Board, each having jurisdiction over biopharmaceutical products (collectively, the “Regulatory Agencies”) for the conduct of its business as described in the Registration Statement and the Prospectus; (iv) neither the Company nor its Subsidiary has received any notice of, or correspondence from, any Regulatory Agency requiring the termination or suspension of or imposing any clinical hold on any clinical trials that are described or referred to in the Registration Statement and the Prospectus; and (v) the Company and its Subsidiary have each operated and currently are in compliance in all material respects with all applicable rules, regulations and policies of the Regulatory Agencies.

(xli) ERISA. Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect: (i) the Company and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, or any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company is a member (“ERISA Affiliates”) are in compliance in all material respects with the applicable provisions of ERISA; (ii) no “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, or any of its ERISA Affiliates; (iii) no “employee benefit plan” established or maintained by the Company or any of its ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA); (iv) neither the Company nor any of its ERISA Affiliates has incurred or reasonably expects to incur any liability under (x) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (y) Sections 412, 4971, 4975 or 4980B of the Code; and (v) each “employee benefit plan” established or maintained by the Company or any of its ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would reasonably be expected to cause the loss of such qualification.

(xlii) Compliance with the Sarbanes-Oxley Act of 2002. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(xliii) Forward-Looking Statements. Each financial or operational projection or other “forward-looking statement” (as defined by Section 27A of the Securities Act or Section 21E of the Exchange Act) contained in the Registration Statement, General Disclosure Package, or the Prospectus (i) was so included by the Company in good faith and with reasonable basis after due consideration by the Company of the underlying assumptions, estimates and other applicable facts and circumstances and (ii) as required, is accompanied by meaningful cautionary statements identifying those factors that could cause actual results to differ materially from those in such forward-looking statement.

(xliv) Statistical and Market-Related Data. The statistical and market related data included in the Registration Statement, the General Disclosure Package, and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate.

(xlv) Maintenance of Rating. The Company has no debt securities or preferred shares that are rated by any “nationally recognized statistical rating organization” (as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act).

(b) Officer’s Certificates. Any certificate signed by any officer of the Company or its Subsidiary delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

SECTION 2.	Sale and Delivery to Underwriters; Closing.

(a) Firm Shares. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in Schedule A, that number of Firm Shares set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Firm Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, subject, in each case, to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares.

(b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 1,449,000 shares of Common Stock, at the price per share set forth in Schedule A, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Option Securities. The option hereby granted may be exercised for 30 days after the date hereof and may be exercised in whole or in part at any time from time to time upon notice by the Representatives to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representatives, but any Date of Delivery after the Closing Time shall not be later than seven full business days nor earlier than two full business days after the exercise of said option, nor in any event prior to the Closing Time. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Firm Shares set forth in Schedule A opposite the name of such Underwriter bears to the total number of Firm Shares, subject, in each case, to such adjustments as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares.

(c) Payment. Payment of the purchase price for, and delivery of certificates or security entitlements for, the Firm Shares shall be made at the offices of Cooley LLP, counsel for the Underwriters, or at such other place as shall be agreed upon by the Representatives and the Company, at 10:00 A.M. (New York City time) on April 30, 2026 (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called the “Closing Time”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates or security entitlements for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company, on each Date of Delivery as specified in the notice from the Representatives to the Company.

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Representatives for the respective accounts of the Underwriters of certificates or security entitlements for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for their accounts, to accept delivery of, receipt for, and make payment of the purchase price for, the Firm Shares and the Option Securities, if any, which it has agreed to purchase. Each of Leerink Partners, TD Securities, Goldman Sachs, Stifel and Guggenheim Securities, individually and not as representatives of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Firm Shares or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

(d) Delivery. Delivery of the Firm Shares at the Closing Time shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct. Delivery of the Option Securities on each such Date of Delivery shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

SECTION 3.	Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430B, and will notify the Representatives as soon as practicable, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus (including any document incorporated by reference therein) or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. During the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement, the Company will use reasonable efforts to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof as soon as practicable.

(b) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus. If at any time when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly (A) give the Representatives notice of such event, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the General Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Representatives with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement; provided that the Company shall not file or use any such amendment or supplement to which the Representatives or counsel for the Underwriters shall reasonably object. The Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. The Company has given the Representatives notice of any filings made pursuant to the 1934 Act or the 1934 Act Regulations within 48 hours prior to the Applicable Time; the Company will give the Representatives notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

(c) Delivery of Registration Statements. If requested by the Representatives, the Company will furnish or deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, upon request of the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(f) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available (which may be satisfied by filing such reports with the Commission pursuant to EDGAR) to its securityholders as soon as practicable an earning statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(g) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in all material respects in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus under the heading “Use of Proceeds.”

(h) Listing. The Company will use its commercially reasonable efforts to effect and maintain the listing of the Common Stock on the Nasdaq Global Market or another nationally recognized securities exchange so long as the Company is a reporting company pursuant to Section 12 or 15 of the 1934 Act.

(i) Restriction on Sale of Securities. During a period of 45 days from the date of the Prospectus, the Company will not, without the prior written consent of Leerink Partners, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file or confidentially submit any registration statement under the 1933 Act with respect to any of the foregoing, (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (iii) publicly announce an intention to effect any such swap, agreement or other transaction described in clauses (i) and (ii). The foregoing sentence shall not apply to (A) the Securities to be sold hereunder; (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a convertible security outstanding on the date hereof and referred to in the Registration Statement, the General Disclosure Package and the Prospectus; (C) any shares of Common Stock issued or options to purchase Common Stock or other awards granted pursuant to existing employee benefit plans, or pursuant to any employee stock purchase plan, of the Company referred to in the Registration Statement, the General Disclosure Package and the Prospectus; (D) any shares of Common Stock issued pursuant to any existing non-employee director stock plan or dividend reinvestment plan referred to in the Registration Statement, the General Disclosure Package and the Prospectus; (E) the filing by the Company of any registration statement on Form S-8 or a successor form thereto; or (F) the issuance of up to 5% of the outstanding shares of Common Stock, or securities convertible into, exercisable for, or which are otherwise exchangeable for, Common Stock, immediately following the issuance and sale of the Securities pursuant to this Agreement, in connection with mergers, acquisitions, joint ventures or commercial or other strategic transactions (including, without limitation, joint ventures, marketing or distribution arrangements, collaboration agreements or intellectual property license agreements), provided that such recipients shall execute or otherwise be subject to an agreement substantially in the form of Exhibit A hereto for the remainder of the relevant 45-day period hereunder.

(j) Reporting Requirements. The Company, during the period when a Prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and 1934 Act Regulations. Additionally, the Company shall report the use of proceeds from the issuance of the Securities as may be required under Rule 463 under the 1933 Act.

(k) Issuer Free Writing Prospectuses. The Company agrees that it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433.

(l) Testing-the-Waters Materials. If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

SECTION 4.	Payment of Expenses.

(a) Expenses. The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of copies of each preliminary prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (iii) the preparation, issuance and delivery of the certificates or security entitlements for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(e) hereof, including filing fees and the reasonable and documented fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of a “Blue Sky Survey” and any supplement thereto, (vi) the fees and expenses of any transfer agent or registrar for the Securities, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged with the Company’s consent in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants (provided that the lodging and any car travel expenses of the Underwriters shall be paid by the Underwriters), and 50% the cost of aircraft and other transportation chartered in connection with the road show, (viii) the filing fees incident to, and the reasonable and documented fees and disbursements of counsel to the Underwriters in connection with, the review by the Financial Industry Regulatory Authority (“FINRA”) of the terms of the sale of the Securities (which fees and disbursements of counsel, together with the fees from subclause (v), shall not exceed $25,000), (ix) the fees and expenses incurred in connection with the listing of the Firm Shares and the Option Securities on the Nasdaq Global Market, and (x) the costs and expenses (including, without limitation, any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Securities made by the Underwriters caused by a breach of the representation contained in the third sentence of Section 1(a)(ii). It is understood, however, that, except as provided in this Section, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

(b) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5, Section 9(a)(i), Section 9(a)(iii) or Section 10 hereof, the Company shall reimburse the Underwriters for all of their reasonable and documented out-of-pocket expenses, including the reasonable and documented fees and disbursements of counsel for the Underwriters; provided, however, that if this Agreement is terminated pursuant to Section 10, the Company shall have no obligation to reimburse any out-of-pocket expenses incurred by any defaulting Underwriter.

SECTION 5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained herein or in certificates of any officer of the Company or its Subsidiary delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement has become effective and, at the Closing Time, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated; and the Company has complied with each request (if any) from the Commission for additional information to the reasonable satisfaction of counsel to the Underwriters. The Company shall have paid the required Commission filing fees relating to the Securities within the time period required by Rule 456(b)(1)(i) under the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the 1933 Act Regulations and, if applicable, shall have updated the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b).

(b) Opinion of Counsel for Company. At the Closing Time, the Representatives shall have received, each dated the Closing Time, (i) the opinion and the negative assurance letter of Davis Polk & Wardwell LLP, U.S. counsel for the Company and (ii) the opinion of Nelson Mullins Riley & Scarborough LLP, special counsel for the Company with respect to intellectual property matters, each in form and substance satisfactory to counsel for the Underwriters.

(c) Opinion of Counsel for Underwriters. At the Closing Time, the Representatives shall have received the opinion, and negative assurance letter, each dated the Closing Time, of Cooley LLP, counsel for the Underwriters, together with signed or reproduced copies of such letters for each of the other Underwriters in form and substance satisfactory to the Representatives. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the General Corporation Law of the State of Delaware and the federal securities laws of the United States, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Company and its Subsidiary and certificates of public officials.

(d) Officers’ Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiary considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the principal executive officer of the Company or the principal financial officer of the Company, dated the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Company in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement under the 1933 Act has been issued, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, contemplated by the Commission.

(e) Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from PricewaterhouseCoopers LLP a letter, dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(f) Bring-down Comfort Letter. At the Closing Time, the Representatives shall have received from PricewaterhouseCoopers LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(g) Approval of Listing. At the Closing Time, the Company shall have made all required submissions to the Nasdaq Global Market regarding the Securities and shall not have received any notice objecting to the listing of the Firm Shares and the Option Securities.

(h) No Objection. FINRA has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Securities.

(i) Lock-up Agreements. At the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit A hereto signed by all of the Company’s directors and executive officers.

(j) Principal Financial Officer’s Certificate. On the date of this Agreement and at the Closing Time, the Representatives shall have received from the Company a certificate of its principal financial officer with respect to certain financial data contained in the General Disclosure Package and the Prospectus, which certificate shall be in form and substance reasonably satisfactory to counsel for the Underwriters.

(k) Maintenance of Rating. Neither the Company nor its Subsidiary have any debt securities or preferred shares that are rated by any “nationally-recognized rating agency” (as defined in Section 3(a)(62) of the 1934 Act).

(l) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

(i) Officers’ Certificate. A certificate, dated such Date of Delivery, of the principal executive officer of the Company or the principal financial officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(d) hereof remains true and correct as of such Date of Delivery.

(ii) Opinion of Counsel for Company. If requested by the Representatives, (i) the opinion, and negative assurance letter, of Davis Polk & Wardwell LLP, U.S. counsel for the Company and (ii) the opinion of Nelson Mullins Riley & Scarborough LLP, special counsel for the Company with respect to intellectual property matters, each in form and substance reasonably satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinions and negative assurance letter required by Section 5(b) hereof.

(iii) Opinion of Counsel for Underwriters. If requested by the Representatives, the opinion and negative assurance letter, of Cooley LLP counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion and negative assurance letter required by Section 5(c) hereof.

(iv) Bring-down Comfort Letter. If requested by the Representatives, a letter from PricewaterhouseCoopers LLP, in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to subsection (f) of this Section, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery.

(v) Principal Financial Officer’s Certificate. A certificate, dated such Date of Delivery, of the principal financial officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(j) hereof remains true and correct as of such Date of Delivery.

(m) Additional Documents. At the Closing Time and at each Date of Delivery (if any), counsel for the Underwriters shall have been furnished with such other documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(n) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 4, 6, 7, 8, 14, 15 and 16 shall survive any such termination and remain in full force and effect.

SECTION 6.	Indemnification.

(a) Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates (as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”)), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and reasonably incurred expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included (A) in any preliminary prospectus, any Written Testing-the-Waters Communication, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto), or (B) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Securities (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or the omission or alleged omission in any preliminary prospectus, any Written Testing-the-Waters Communication, the General Disclosure Package, the Prospectus (or any amendment or supplement thereto) or in any Marketing Materials of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and reasonably incurred expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company;

(iii) against any and all reasonable and documented out-of-pocket expense whatsoever, as incurred (including the reasonable and documented fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(b) Indemnification of Company, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for the reasonable and documented fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company, on the one hand, and the total underwriting discount received by the Underwriters, on the other hand, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any documented legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions received by such Underwriter in connection with the Securities underwritten by it and distributed to the public.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Firm Shares set forth opposite their respective names in Schedule A hereto and not joint.

SECTION 8. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or its Subsidiary submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors or any person controlling the Company and (ii) delivery of and payment for the Securities.

SECTION 9.	Termination of Agreement.

(a) Termination. The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, in the judgment of the Representatives, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiary considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any material adverse outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in U.S. or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the completion of the offering or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the Nasdaq Global Market, or (iv) if trading generally on the NYSE American or the New York Stock Exchange or in the Nasdaq Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or (v) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe, or (vi) if a banking moratorium has been declared by either Federal or New York authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 4, 6, 7, 8, 15, 16 and 17 shall survive such termination and remain in full force and effect.

SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(i) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(ii) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase, and the Company to sell, the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either the (i) Representatives or (ii) the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to Leerink Partners at 1301 Avenue of the Americas, 5th Floor, New York, New York, 10019, attention of Stuart R. Nayman, to TD Securities at 1 Vanderbilt Avenue, New York, New York 10017, Attention: Head of Equity Capital Markets, with a copy to CIBLegal@tdsecurities.com, to Goldman Sachs at 200 West Street, New York, New York 10282-2198, Attention: Registration Department, to Stifel at 1201 Wills Street, 6th Floor, Baltimore, Maryland 21231 and to Guggenheim Securities at Guggenheim Securities, LLC, 330 Madison Avenue, New York, New York 10017, Fax: (212) 658-9689, Attention: Head of Equity Capital Markets.

SECTION 12. No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the initial public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering of the Securities and the process leading thereto, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, its Subsidiary or their respective stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering of the Securities or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or its Subsidiary on other matters) and no Underwriter has any obligation to the Company with respect to the offering of the Securities except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering of the Securities and the Company has consulted its own respective legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 13. Recognition of the U.S. Special Resolution Regimes. In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Agreement, (A) “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); (B) “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); (C) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and (D) “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

SECTION 14. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 15. Waiver of Trial by Jury. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 16. GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

SECTION 17. Consent to Jurisdiction; Waiver of Immunity. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

SECTION 18. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 19. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 20. Counterparts. This Agreement may be executed in any number of counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same agreement. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

SECTION 21. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 22. Entire Agreement. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

[SIGNATURE PAGES FOLLOW]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Company in accordance with its terms.

Very truly yours,

ORUKA THERAPEUTICS, INC.

By:	/s/ Paul Quinlan
	Name:	Paul Quinlan
	Title:	General Counsel

[Signature Page to Underwriting Agreement]

CONFIRMED AND ACCEPTED

As of the date first above written:

LEERINK PARTNERS LLC

By:	/s/ Dan Dubin
	Name:	Dan Dubin
	Title:	Co-President, Vice Chairman, Global Co-Head of Investment Banking

TD SECURITIES (USA) LLC

By:	/s/ Mariel Healy
	Name:	Mariel Healy
	Title:	Managing Director

GOLDMAN SACHS & CO. LLC

By:	/s/ Lyla Bibi Maduri
	Name:	Lyla Bibi Maduri
	Title:	Managing Director

STIFEL, NICOLAUS & COMPANY, INCORPORATED

By:	/s/ Ken Clausman
	Name:	Ken Clausman
	Title:	Managing Director

GUGGENHEIM SECURITIES, LLC

By:	/s/ Jordan Bliss
	Name:	Jordan Bliss
	Title:	Senior Managing Director

For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

[Signature Page to Underwriting Agreement]

SCHEDULE A

The initial public offering price per share of Common Stock shall be $72.50.

The purchase price per share of Common Stock to be paid by the several Underwriters shall be $68.15, being an amount equal to the initial public offering price per share set forth above less $4.35 per share of Common Stock.

Name of Underwriter	Number of Firm Shares

Leerink Partners LLC	2,366,700
TD Securities (USA) LLC	2,067,240
Goldman Sachs & Co. LLC	1,574,580
Stifel, Nicolaus & Company, Incorporated	1,381,380
Guggenheim Securities, LLC	1,381,380
LifeSci Capital LLC	888,720
Total	9,660,000

SCHEDULE B-1

Pricing Terms

1.	The Company is selling 9,660,000 shares of Common Stock.

2.	The Company has granted an option to the Underwriters, severally and not jointly, to purchase up to an additional 1,449,000 shares of Common Stock.

3.	The initial public offering price per share of Common Stock shall be $72.50.

SCHEDULE B-2

List of Written Testing-the-Waters Communications

None.

EXHIBIT A

Form of Lock-Up Agreement

April ____, 2026

Leerink Partners LLC

TD Securities (USA) LLC

Goldman Sachs & Co. LLC

Stifel, Nicolaus & Company, Incorporated

Guggenheim Securities, LLC

as Representatives of the several Underwriters

c/o Leerink Partners LLC

One Federal Street, 37th Floor

Boston, Massachusetts 02110

c/o TD Securities (USA) LLC

TD Securities (USA) LLC

1 Vanderbilt Avenue

New York, New York 10017

c/o Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

c/o Stifel, Nicolaus & Company, Incorporated

787 7th Avenue, 11th Floor

New York, New York 10019

c/o Guggenheim Securities, LLC

330 Madison Avenue

New York, New York 10017

Re:	Proposed Public Offering by Oruka Therapeutics, Inc.

Ladies and Gentlemen:

The undersigned, an officer and/or director of Oruka Therapeutics, Inc., a Delaware corporation (the “Company”), understands that Leerink Partners LLC (“Leerink Partners”), TD Securities (USA) LLC, (“TD Securities”), Goldman Sachs & Co. LLC (“Goldman Sachs”), Stifel, Nicolaus & Company, Incorporated (“Stifel”), Guggenheim Securities, LLC (“Guggenheim Securities”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company providing for the public offering (the “Public Offering”) of securities of the Company, including common stock, par value $0.001 per share, of the Company (the “Common Stock”). In recognition of the benefit that the Public Offering will confer upon the undersigned as a stockholder, an officer and/or a director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Underwriting Agreement (collectively, the “Underwriters”) that, during the period beginning on the date hereof and ending on the date that is 45 calendar days from the date of the Underwriting Agreement (the “Lock-Up Period”), the undersigned will not, without the prior written consent of Leerink Partners, on behalf of the Underwriters, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”), or exercise any right with respect to the registration of any of the Lock-Up Securities, or make any demand for or cause to be filed any registration statement in connection therewith, under the Securities Act of 1933, as amended, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer Lock-Up Securities without the prior written consent of Leerink Partners, provided, in each case, that (1) in the cases of clauses (i)-(v) below, the Representatives receive a signed lock-up agreement for the balance of the Lock-Up Period from each donee, trustee, distributee, or transferee, as the case may be, (2) in the cases of clauses (i)-(iv), (vi) and (ix) below, any such transfer shall not involve a disposition for value, (3) in the case of clauses (i)-(ix) below, if any filing under the Exchange Act, or other public filing, report or announcement reporting a reduction in beneficial ownership of shares of Common Stock in connection with such transfer or distribution shall be legally required during the Lock-Up Period, such filing, report or announcement shall clearly indicate by footnote disclosure or otherwise the nature of the transfer or disposition, and (4) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers (other than a filing on a Form 5 made after the expiration of the Lock-Up Period):

(i)	as a bona fide gift or gifts or charitable contribution(s) (including to one or more charitable trusts);

(ii)	for estate planning purposes or to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, or if the undersigned is a trust, to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage, domestic partnership or adoption, not more remote than first cousin);

(iii)	as a distribution or other transfer by a partnership to its partners or former partners or by a limited liability company to its members or retired members or by a corporation to its stockholders or former stockholders or to any wholly-owned subsidiary of such corporation;

(iv)	to the undersigned’s affiliates, the immediate family of the undersigned or to any corporation, limited liability company, partnership, investment fund or other entity controlled or managed by the undersigned and/or an immediate family member of the undersigned;

(v)	pursuant to a qualified domestic relations order or in connection with a divorce settlement, divorce decree, separation agreement or other order of a court or regulatory agency;

(vi)	by will, other testamentary document or intestate succession upon the death of the undersigned;

(vii)	to the Company in satisfaction of any tax withholding obligation;

(viii)	as part of a sale of shares of Common Stock underlying restricted stock units to cover the payment of tax withholding obligations upon the vesting of such awards, which have been issued pursuant to an equity incentive plan, stock purchase plan or other employee benefit plan, in each case, such plan as described in the prospectus relating to the Public Offering; or

(ix)	to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (iv) above.

Furthermore, no provision in this letter shall be deemed to restrict or prohibit (1) the transfer of the undersigned’s Lock-Up Securities to the Company in connection with the termination of the undersigned’s services to the Company, provided that any filing under Section 16 of the Exchange Act made in connection with such transfer shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described in this clause (1); (2) the exercise, settlement or exchange by the undersigned of any option or warrant to acquire any shares of Common Stock or options or other rights to purchase shares of Common Stock, any restricted stock unit or other equity awards, in each case for cash or on a “cashless” or “net exercise” basis, pursuant to any stock option, stock bonus or other stock plan or arrangement; provided, however, that the underlying shares of Common Stock shall continue to be subject to the restrictions on transfer set forth in this letter and that any filing under Section 16 of the Exchange Act made in connection with such exercise or exchange shall clearly indicate in the footnotes thereto that (a) the filing relates to the circumstances described in this clause (2) and (b) no shares were sold by the reporting person; (3) the transfer of Lock-Up Securities upon the completion of a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of the Company’s securities involving a change of control of the Company; provided, however, that in the event that such tender offer, merger, consolidation or other such transaction is not completed, such securities held by the undersigned shall remain subject to the restrictions on transfer set forth in this letter; and (4) the conversion of outstanding preferred stock of the Company into shares of Common Stock or the exercise of outstanding warrants for shares of Common Stock, provided that any such shares received upon such conversion shall be subject to the restrictions on transfer set forth in this letter.

Notwithstanding anything herein to the contrary, nothing herein shall prevent the undersigned from (i) establishing a 10b5-1 trading plan that complies with Rule 10b5-1 under the Exchange Act (“10b5-1 Trading Plan”) or from amending an existing 10b5-1 Trading Plan so long as there are no sales of Lock-Up Securities under any such 10b5-1 Trading Plan during the Lock-Up Period; provided, however, that any public announcement or filing under the Exchange Act regarding the establishment or amendment of such 10b5-1 Trading Plan shall clearly disclose that no shares of Common Stock shall be disposed by such plan during the duration of the Lock-Up Period and (ii) transferring Lock-Up Securities under any 10b5-1 Trading Plan that is existing as of the date hereof; provided, however, that to the extent a public announcement or filing under the Exchange Act is required regarding the sale, such filing or announcement shall include a statement to the effect that the transfers occurred pursuant to such 10b5-1 Trading Plan.

This letter may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions. This lock-up agreement shall automatically terminate, and the undersigned shall be released from the undersigned’s obligations hereunder, upon the earliest to occur, if any, of (i) prior to the execution of the Underwriting Agreement, the Company advises the Representatives in writing that it has determined not to proceed with the Public Offering; (ii) the Underwriting Agreement is executed but is terminated prior to the closing of the Public Offering (other than the provisions thereof which survive termination), or (iii) May 31, 2026, in the event that the Underwriting Agreement has not been executed by such date.

This agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

[Signature page follows]

Very truly yours,

Name of Security Holder (Print exact name)

By:
Signature

If not signing in an individual capacity:

Name of Authorized Signatory (Print)

Title of Authorized Signatory (Print)

(indicate capacity of person signing if signing as custodian, trustee, or on behalf of an entity)

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